UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2007

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers.

On September 14, 2007, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Cisco Systems, Inc. (the “Company”) awarded year-end incentive payments under the Company’s Fiscal Year 2007 Professional and Leadership Incentive Plan (the “PLI Plan”) to the following individuals who will be identified as named executive officers in the Company’s 2007 annual meeting proxy statement in the following amounts: Dennis D. Powell, Executive Vice President, Chief Financial Officer, $1,607,614; Richard J. Justice, Executive Vice President, Worldwide Operations and Business Development, $2,329,875; Charles H. Giancarlo, Executive Vice President, Chief Development Officer, $1,980,394; and Randy Pond, Executive Vice President, Operations, Processes and Systems, $1,607,614. These amounts are inclusive of mid-year advances awarded under the PLI Plan and the awards were made upon the Committee’s determination that the Company satisfied the targets for payment of year-end incentives under the PLI Plan. Based on a review of a study conducted by its independent compensation consultant, the Committee exercised its discretion under the PLI Plan to increase target award percentages for the named executive officers from 60% to 125% to achieve the Committee’s overall philosophy that target annual cash compensation be at the 50th percentile of the peer group.

The Committee also awarded John T. Chambers, Chairman and Chief Executive Officer (and also a named executive officer), a year-end incentive payment of $3,500,000. The year-end incentive payment to Mr. Chambers is determined by the Committee in its discretion, independent of the PLI Plan.

Item 7.01.	Regulation FD Disclosure.

Cisco from time to time makes merit-based, company-wide stock option grants to its employees. The Committee approved the merit-based granting on September 20, 2007 of stock options to eligible employees to purchase an aggregate of approximately 123 million shares of Cisco’s common stock at an exercise price of $32.21 per share, which represents the closing selling price per share of Cisco’s common stock on the Nasdaq Global Select Market on September 20, 2007. In addition, the Committee approved, subject to shareholder approval of the amendment and extension of Cisco’s 2005 Stock Incentive Plan, the merit-based right to receive future grants of performance-based restricted stock units for certain employees, based on Cisco’s financial performance in fiscal 2008, in a target amount of approximately 4 million restricted stock units. Cisco intends to file or furnish a Form 8-K regarding award grants only when it makes merit-based, company-wide grants to its employees or as otherwise required by applicable rules and regulations.

Unless expressly incorporated into a filing of Cisco under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, made after the date hereof, the information contained in this Item 7.01 shall not be incorporated by reference into any filing of Cisco, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of the information under this Item 7.01 is not an indication that this Item 7.01 contains material information that is not otherwise publicly available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: September 20, 2007	By:	/s/ Jonathan Chadwick
	Name:	Jonathan Chadwick
	Title:	Senior Vice President, Corporate Controller, and Principal Accounting Officer